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                           THE DFA INVESTMENT TRUST COMPANY

                                 CUSTODIAN AGREEMENT
                                 ADDENDUM NUMBER ONE

     THIS AGREEMENT is made as of the 7TH day of DECEMBER, 1998 by and between
                                      ---        --------------
THE DFA INVESTMENT TRUST COMPANY, a Delaware business trust (the "Fund"), and PNC BANK, N.A., formerly "Provident National Bank," a national banking association ("PNC").


                               W I T N E S S E T H :

     WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended;


     WHEREAS, the Fund has retained PNC to serve as the Fund's custodian pursuant to a Custodian Agreement dated January 15, 1993 (the "Agreement"), which, as of the date hereof, is in full force and effect;


     WHEREAS, PNC presently provides such services to the series of shares of the Fund, including a new series of the Fund, designated as The Tax-Managed U.S. Marketwide Value Series, which are listed on Schedule A, attached hereto; and


     WHEREAS, Section 1 of the Agreement provides that the Fund may from time to time issue additional series and, in such event, the provisions of the Agreement shall apply to such series as may be mutually agreed to by the Fund and PNC;


     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties agree:


     1.   The Agreement hereby is amended effective December 7, 1998 by:

          replacing all references to "Provident National Bank" with

          "PNC Bank, N.A.";

          (b)  replacing all references to "Provident" with "PNC";

          (c)  re-stating Paragraph 1 of the Agreement, to read as follows:
               "1.  APPOINTMENT.
                    The Fund hereby appoints PNC to act as custodian of the portfolio securities, cash and other property belonging to the series of shares of the Fund as listed on Schedule A, attached hereto, (the "Covered Series") for the period and on the terms set forth in this Agreement. PNC accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 21 of this Agreement.


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                    The Fund may from time to time issue additional series
                    and, in such event, the provisions of this Agreement shall apply to such series as may be mutually agreed by the Fund and PNC. PNC shall identify to each Covered Series the property and liabilities belonging to such Covered Series and in such actions, records, reports, confirmations, accounts and notices to the Fund called for under this Agreement shall identify the Covered Series to which such action, record, account, report, confirmation or notice pertains."

          (d)  re-stating Paragraph 2 of the Agreement to read as follows:

               "2.  DELIVERY OF DOCUMENTS.
                    The Fund has furnished PNC with copies of properly certified or authenticated copies of each of the following:

                         (a)  Resolutions of the Fund's Board of
                              Trustees authorizing the appointment of PNC as custodian of the portfolio securities, cash and other property belonging to the Fund, as provided herein and approving this Agreement;

                         (b) Appendix A identifying and containing the signatures of the Fund's officers authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Fund;

                         (c) The Fund's Agreement and Declaration of Trust and all amendments thereto (such Agreement and Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration of Trust");

                         (d) The Fund's By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

                         (e) The current investment advisory agreements between Dimensional Fund Advisors Inc. (the "Advisor") and the Fund with respect to the covered Series (the "Advisory Agreements");

                         (f) The Transfer Agency Agreement between PFPC Inc. (the "Transfer Agent") and the Fund dated as of January 15, 1993 (the "Transfer Agency Agreement");


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                         (g)  The Administration and Accounting Services
                              Agreement between PFPC Inc. and the Fund dated as of January 15, 1993 (the "Account Services Agreement"); and

                         (h) The Fund's most recent registration statement on Form N-1A under the 1940 Act (File No. 811-7436) as filed with the U.S. Securities and Exchange Commission (the "SEC") on December 7, 1998 and all amendments thereto (such registration statement as presently effective and as it shall from time to time be amended, is herein called the "Registration Statement");

                    The Fund will furnish PNC from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any."

     2. The fee schedules of PNC applicable to the Covered Series shall be as agreed to in writing from time to time.


     3.   This Addendum supercedes all prior Amendments to the Agreement.


     4. In all other respects, the Agreement shall remain unchanged and in full force and effect.


     5. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number One to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.


                         THE DFA INVESTMENT TRUST COMPANY

                         By: /s/ Irene R. Diamant
                            -------------------------------------
                              IRENE R. DIAMANT
                              VICE PRESIDENT

                         PNC BANK, N.A.

                         By: /s/ Joseph Gramlich
                            -------------------------------------
                              JOSEPH GRAMLICH
                              SENIOR VICE PRESIDENT


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                                                           AMENDED AND RESTATED
                                                               DECEMBER 7, 1998

                                     APPENDIX A

                          THE DFA INVESTMENT TRUST COMPANY


          I, Irene R. Diamant, Secretary of The DFA Investment Trust Company, a Delaware business trust (the "Fund"), do hereby certify that:

          The following individuals are duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Fund:

          NAME                          SIGNATURE
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                                                           AMENDED AND RESTATED
                                                               DECEMBER 7, 1998

                                     SCHEDULE A

                                     SERIES OF
                          THE DFA INVESTMENT TRUST COMPANY

                         THE U.S. 9-10 SMALL COMPANY SERIES
                         THE U.S. 6-10 SMALL COMPANY SERIES
                           THE U.S. LARGE COMPANY SERIES
                       THE ENHANCED U.S. LARGE COMPANY SERIES
                             THE U.S. 6-10 VALUE SERIES
                          THE U.S. LARGE CAP VALUE SERIES
                             THE U.S. 4-10 VALUE SERIES
                         THE JAPANESE SMALL COMPANY SERIES
                        THE PACIFIC RIM SMALL COMPANY SERIES
                      THE UNITED KINGDOM SMALL COMPANY SERIES
                            THE EMERGING MARKETS SERIES
                         THE DFA INTERNATIONAL VALUE SERIES
                       THE EMERGING MARKETS SMALL CAP SERIES
                        THE CONTINENTAL SMALL COMPANY SERIES
                        THE DFA ONE-YEAR FIXED INCOME SERIES
                    THE DFA TWO-YEAR GLOBAL FIXED INCOME SERIES
                  THE DFA TAX-MANAGED U.S. MARKETWIDE VALUE SERIES



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